UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 15, 2006

AFTERMARKET TECHNOLOGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-21803	95-4486486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Opus Place, Suite 600, Downers Grove, Illinois	60515
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(630) 271-8100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statement Notice

This Current Report on Form 8-K contains forward-looking statements (as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to us that are based on the current beliefs of our management as well as assumptions made by and information currently available to management, including those related to the markets for our products, general trends in our operations or financial results, plans, expectations, estimates and beliefs. These statements reflect our judgment as of the date of this Current Report with respect to future events, the outcome of which is subject to risks, which may have a significant impact on our business, operating results or financial condition. Readers are cautioned that these forward-looking statements are inherently uncertain. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. We undertake no obligation to update forward-looking statements. The factors that could cause actual results to differ are discussed in our Annual Report on Form 10-K for the year ended December 31, 2004 and our other filings made with the SEC.

Item 2.02. Results of Operations and Financial Condition.

On February 15, 2006, Aftermarket Technology Corp. (“ATC”) issued a press release (a copy of which is attached as Exhibit 99) announcing, among other things, the following:

•	For the quarter and year ended December 31, 2005:
•	net sales;
•	income from continuing operations;
•	income from continuing operations per diluted share;
•	Drivetrain segment sales;
•	Logistics segment sales; and
•	Independent Aftermarket business sales and loss;

•	net debt as of December 31, 2005;

•	projected revenue and income from continuing operations for the year ending December 31, 2006;

•	projected earnings from continuing operations per diluted share for the quarter and year ending December 31, 2006;

•	projected net debt as of December 31, 2006; and

•	projected revenue run-rate in 2008.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On February 15, 2006, ATC decided to discontinue its Independent Aftermarket PROFormance-branded transmission business by the end of the second quarter of 2006, and is currently evaluating strategic alternatives for its Independent Aftermarket PROFormance-branded engine business, which could include a sale or liquidation of the engine business. As a result of these decisions, ATC expects to incur cash charges of approximately $1.1 million ($0.7 million, net of tax, or $0.03 per diluted share) for severance, termination benefits and facility exit costs in the first and second quarters of 2006.

Item 2.06 Material Impairments.

In connection with its decision to discontinue its Independent Aftermarket business, ATC concluded that it expects to record pre-tax, non-cash charges of approximately $1.4 million for the impairment of goodwill, $7.1 million for the write-down of inventory to estimated net realizable value and $1.5 million for the write-down of fixed assets and accounts receivable. The total charge, which approximates $10 million ($7.0 million, net of tax, or $0.29 per diluted share) is expected to be recorded primarily in the first quarter of 2006.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99: Press release dated February 15, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFTERMARKET TECHNOLOGY CORP

Date: February 16, 2006	By:	/s/ Joseph Salamunovich
Joseph Salamunovich
Title: Vice President